Joint Filer Information


Name:    SOF Investments, L.P.

Address: 645 Fifth Avenue, 21st Floor
         New York, New York 10022

Designated Filer:  MSD Capital, L.P.

Issuer & Ticker Symbol:  Darling International Inc. (DAR)

Date of Event Requiring Statement: October 21, 2003

Signature:        SOF INVESTMENTS, L.P.

                  By:      MSD Capital, L.P., its general partner


                  By:        /s/ Marc R. Lisker
                           -----------------------
                           Marc R. Lisker
                           General Counsel

Dated: October 24, 2003